Free Writing Prospectus

Dated June 6, 2012

Filed Pursuant to Rule 433(d)

Registration No. 333-174975

Registration No. 333-174975-04

$940MM CarMax Auto Owner Trust (CARMX) 2012-2

Joint Leads :    Barclays (str),     JPM,     Wells Fargo

Co-Managers :     BAML,     RBC,     Scotia

CLS	AMT(mm)	WAL	MDY/F	PWIN	E.FNL	L.FNL			YLD(%)	COUP(%)	PX (%)
A1	157.000	0.27	P-1/F1+	1-6	12/12	06/13	IntL	-20	0.29191	0.29191	100.00000
A2	291.000	1.05	Aaa/AAA	6-20	02/14	05/15	EDSF	+10	0.647	0.64	99.99359
A3	327.000	2.45	Aaa/AAA	20-41	11/15	03/17	IntS	+22	0.850	0.84	99.97943
A4	112.360	3.78	Aaa/AAA	41-48	06/16	12/17	IntS	+36	1.168	1.16	99.98089
B	19.740	4.01	Aa2/AA	48-48	06/16	02/18	IntS	+90	1.746	1.73	99.96256
C	16.920	4.01	A2/A	48-48	06/16	03/18	IntS	+125	2.096	2.08	99.97348
D	15.980	4.01	Baa1/BBB	48-48	06/16	12/18	IntS	+220	3.046	3.02	99.97417

TICKER	: CARMX 2012-2	REGISTRATION	: PUBLIC

EXPECTED SETTLE	: 06/13/12	EXPECTED RATINGS	: MDY/Fitch

FIRST PAY DATE	: 07/16/12	ERISA ELIGIBLE	: YES

EXPECTED PXING	: PRICED	BILL & DELIVER	: BARCLAYS

MIN DENOMS	: $5k x $1k

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (SEC) FOR THIS OFFERING. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS FOR THIS OFFERING IN THAT REGISTRATION STATEMENT, AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC, FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY SEARCHING THE SEC ONLINE DATABASE (EDGAR®) AT WWW.SEC.GOV. ALTERNATIVELY, YOU MAY OBTAIN A COPY OF THE PROSPECTUS FROM BARCLAYS CAPITAL INC. BY CALLING 1-888-603-5847.